                               ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION OF
                            TELECOM WIRELESS CORPORATION

          Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, Telecom Wireless Corporation, a Utah corporation, hereinafter referred to as the "Corporation" hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:    The Name of the Corporation is Telecom Wireless Corporation

SECOND: The Board of Directors and Shareholders of the Corporation, on April 17, 1999, adopted a resolution decreasing the authorized and outstanding shares of common stock by means of a 1 for 5 reverse stock split, and subsequently authorizing the par value at $.001. The number and par value of authorized shares before the change is as follows:
          Common Stock - 500,000,000 shares authorized; $0.006 par value. The number and par value of authorized shares after the forward stock split is as follows: Common Stock - 100,000,000 shares authorized; $0.001 par value.

          Pursuant to the 1-5 reverse stock split, one (1) share of common stock shall be issued pursuant to the change for each issued share of common stock prior to the change. No fractional shares shall be issued pursuant to the change. In lieu of fractional shares, each fractional share otherwise issuable shall be rounded up to the nearest whole share. The reverse stock split was approved by unanimous consent of the directors and ratified by majority consent of the shareholders.

THIRD: The Board of Directors and Shareholders of the Corporation, on April 17, 1999, likewise adopted a resolution to increase the number of authorized shares following the 1 for 5 reverse split to 125,000,000 consisting of 100,000,000 common shares, par value $.001 and 25,000,000 Preferred Shares, par value $.001.

FOURTH: Article IV of the Articles of Incorporation shall be reconfirmed after the decrease and increase to read in full as follows:

                                     ARTICLE IV
                                       SHARES

THE AGGREGATE NUMBER OF SHARES OF STOCK WHICH THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE IS ONE HUNDRED TWENTY-FIVE MILLION (125,000,000) SHARES, CONSISTING OF ONE HUNDRED MILLION (100,000,000) SHARES OF COMMON STOCK HAVING A PAR VALUE OF $.001 PER SHARE AND TWENTY FIVE MILLION (25,000,000) SHARES OF PREFERRED STOCK HAVING A PAR VALUE OF $.001 PER SHARE.


                                                                     [STAMP]

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A.   PREFERRED STOCK: THE BOARD OF DIRECTORS IS AUTHORIZED, SUBJECT TO THE
LIMITATIONS PRESCRIBED BY LAW AND THE PROVISIONS OF THIS ARTICLE, TO PROVIDE FOR THE ISSUANCE OF THE SHARES OF PREFERRED STOCK IN SERIES, AND BY FILING A CERTIFICATE PURSUANT TO THE APPLICABLE LAW OF THE STATE OF UTAH, TO ESTABLISH FROM TIME TO TIME THE NUMBER OF SHARES TO BE INCLUDED IN EACH SUCH SERIES AND TO FIX THE DESIGNATION, POWERS, PREFERENCES AND RIGHTS OF THE SHARES OF EACH SUCH SERIES AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF.

     1. THE AUTHORITY OF THE BOARD WITH RESPECT TO EACH SERIES SHALL INCLUDE, BUT NOT BE LIMITED TO, DETERMINATION OF THE FOLLOWING:

          A. THE NUMBER OF SHARES CONSTITUTING THAT SERIES AND THE DISTINCTIVE DESIGNATION OF THAT SERIES;

          B. THE DIVIDEND RATE ON THE SHARES OF THAT SERIES, WHETHER DIVIDENDS SHALL BE CUMULATIVE, AND IF SO, FROM WHICH DATE OR DATES, AND THE RELATIVE RIGHTS OF PRIORITY, IF ANY, OF PAYMENT OF DIVIDENDS ON SHARES OF THAT SERIES;

          c. WHETHER THAT SERIES SHALL HAVE VOTING RIGHTS, IN ADDITION TO THE VOTING RIGHTS PROVIDED BY LAW, AND IF SO, THE TERMS OF SUCH VOTING RIGHTS;

          d. WHETHER THAT SERIES SHALL HAVE CONVERSION PRIVILEGES AND, IF SO, THE TERMS AND CONDITIONS OF SUCH CONVERSION, INCLUDING PROVISION FOR ADJUSTMENT OF THE CONVERSION RATE IN SUCH EVENTS AS THE BOARD OF DIRECTORS SHALL DETERMINE;

          e. WHETHER OR NOT THE SHARES OF THAT SERIES SHALL BE REDEEMABLE AND, IF SO, THE TERMS AND CONDITIONS OF SUCH REDEMPTION, INCLUDING THE DATE OR DATES UPON OR AFTER WHICH THEY SHALL BE REDEEMABLE AND THE AMOUNT PER SHARE PAYABLE IN CASE OF REDEMPTION, WHICH AMOUNT MAY VARY UNDER DIFFERENT CONDITIONS AND AT DIFFERENT REDEMPTION DATES;

          f. WHETHER THAT SERIES SHALL HAVE A SINKING FUND FOR THE REDEMPTION OR PURCHASE OF SHARES OF THAT SERIES AND, IF SO, THE TERMS AND AMOUNT OF SUCH SINKING FUND;

          g. THE RIGHTS OF THE SHARES OF THAT SERIES IN THE EVENT OF VOLUNTARY OR INVOLUNTARY LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION, AND THE RELATIVE RIGHTS OF PRIORITY, IF ANY, OF PAYMENT OF SHARES OF THAT SERIES; AND

          h.   ANY OTHER RIGHTS, PREFERENCES AND LIMITATIONS OF THAT SERIES.


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     2.   DIVIDENDS ON OUTSTANDING SHARES OF PREFERRED STOCK SHALL BE PAID OR
          DECLARED AND SET APART FOR PAYMENT, BEFORE ANY DIVIDENDS SHALL BE PAID OR DECLARED AND SET APART FOR PAYMENT ON COMMON STOCK WITH RESPECT TO THE SAME DIVIDEND PERIOD.

     3. IF UPON ANY VOLUNTARY OR INVOLUNTARY LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION, THE ASSETS AVAILABLE FOR DISTRIBUTION TO HOLDERS OF SHARES OF PREFERRED STOCK OF ALL SERIES SHALL BE INSUFFICIENT TO PAY SUCH HOLDERS THE FULL PREFERENTIAL AMOUNT TO WHICH THEY ARE ENTITLED, THEN SUCH ASSETS SHALL BE DISTRIBUTED RATABLY AMONG THE SHARES OF ALL SERIES OF PREFERRED STOCK IN ACCORDANCE WITH THE RESPECTIVE PREFERENTIAL AMOUNTS (INCLUDING UNPAID CUMULATIVE DIVIDENDS, IF ANY) PAYABLE WITH RESPECT THERETO.

     4. UNLESS OTHERWISE PROVIDED IN ANY RESOLUTION OF THE BOARD OF DIRECTORS PROVIDING FOR THE ISSUANCE OF ANY PARTICULAR SERIES OF PREFERRED STOCK, NO HOLDER OF PREFERRED STOCK SHALL HAVE ANY PRE-EMPTIVE RIGHT AS SUCH HOLDER TO SUBSCRIBE FOR, PURCHASE OR RECEIVE ANY PART OF ANY NEW OR ADDITIONAL ISSUE OF CAPITAL STOCK OF ANY CLASS OR SERIES, INCLUDING UNISSUED AND TREASURY STOCK, OR OBLIGATIONS OR OTHER SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR CAPITAL STOCK OF ANY CLASS OR SERIES, OR WARRANTS OR OTHER INSTRUMENTS EVIDENCING RIGHTS OR OPTIONS TO SUBSCRIBE FOR, PURCHASE OR RECEIVE ANY CAPITAL STOCK OF ANY CLASS OR SERIES, WHETHER NOW OR HEREAFTER AUTHORIZED AND WHETHER ISSUED FOR CASH OR OTHER CONSIDERATION OR BY WAY OF DIVIDEND.

B.   COMMON STOCK

     1. SUBJECT TO THE PRIOR AND SUPERIOR RIGHTS OF THE PREFERRED STOCK AND ON THE CONDITIONS SET FORTH IN THE FOREGOING PARTS OF THIS ARTICLE OR IN ANY RESOLUTION OF THE BOARD OF DIRECTORS PROVIDING FOR THE ISSUANCE OF ANY PARTICULAR SERIES OF PREFERRED STOCK, AND NOT OTHERWISE, SUCH DIVIDENDS (PAYABLE IN CASH, STOCK OR OTHERWISE) AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS MAY BE DECLARED AND PAID ON THE COMMON STOCK FROM TIME TO TIME OUT OF ANY FUNDS LEGALLY AVAILABLE THEREFOR.

     2. EXCEPT AS OTHERWISE PROVIDED BY LAW, BY THIS CERTIFICATE OF INCORPORATION OR BY THE RESOLUTION OR RESOLUTIONS OF THE BOARD OF DIRECTORS PROVIDING FOR THE ISSUE OF ANY SERIES OF THE PREFERRED STOCK, THE COMMON STOCK SHALL HAVE THE EXCLUSIVE RIGHT TO VOTE FOR THE ELECTION OF DIRECTORS AND FOR ALL OTHER PURPOSES, EACH HOLDER OF THE COMMON STOCK BEING ENTITLED TO ONE VOTE FOR EACH SHARE HELD.

     3. UPON ANY LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION, VOLUNTARY OR INVOLUNTARY, AND AFTER THE HOLDERS OF THE PREFERRED STOCK OF EACH


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          SERIES SHALL HAVE BEEN PAID IN FULL THE AMOUNT TO WHICH THEY
          RESPECTIVELY SHALL BE ENTITLED, OR A SUM SUFFICIENT FOR SUCH PAYMENTS IN ASSETS OF THE CORPORATION SHALL BE DISTRIBUTED PRO RATA TO THE HOLDERS OF THE COMMON STOCK IN ACCORDANCE WITH THEIR RESPECTIVE RIGHTS AND INTERESTS, TO THE EXCLUSION OF THE HOLDERS OF THE PREFERRED STOCK.

FIFTH: By executing these Articles of Amendment to the Articles of Incorporation, the president and secretary of the Corporation do hereby certify that on April 17, 1999, the foregoing amendments to the Articles of Incorporation of Telecom Wireless Corporation were authorized and approved pursuant to Section 16-10a-704 of the Utah Revised Business Corporation Act by majority consent of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendments to the Articles of Incorporation was 73,449,969 of which 53,126,662 shares signed a majority consent and 0 shares voted against and 0 shares abstained from the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

Dated:  19th of April, 1999.
       -----

                              /s/ Jim Roberts
                              -----------------------------------
                              Jim Roberts, President


                              /s/ Lynne Roberts
                              -----------------------------------
                              Lynne Roberts, Secretary

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State of Colorado             Section
                              Section
County of Arapahoe            Section
          ------------------

On the 19th day of April, 1999, personally appeared before me the undersigned notary public, Jim Roberts, who being by me first duly sworn, declared that he is the president of the above named corporation, that he signed the foregoing Articles of Amendment to the Articles of Incorporation and that the statements contained therein are true and correct.


                              /s/ Ralph C. Epen
                              -------------------------------------
                              Notary Public       Ralph C. Epen
                                                  Expires 6/19/99


State of Colorado             Section
                              Section
County of Arapahoe            Section
          -------------------

On the 19th day of April, 1999, personally appeared before me the undersigned notary public, Lynne Roberts, who being by me first duly sworn, declared that she is the secretary of the above named corporation, that she signed the foregoing Articles of Amendment to the Articles of Incorporation and that the statements contained therein are true and correct.


                              /s/ Ralph C. Epen
                              ---------------------------------------
                              Notary Public       Ralph C. Epen
                                                  Expires 6/19/99